US ENERGY SYSTEMS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2006
(Unaudited)
(In thousands, except per share data)

	US Energy Systems Inc before giving consideration to the Ryedale acquisition	Pro Forma impact of the Ryedale acquisition	US Energy Systems, Inc after giving consideration to the Ryedale acquisition
ASSETS
Current Assets
Cash and Marketable Securities	$4,644	$—	$4,644
Restricted Cash and Marketable Securities	32,477	70,927	103,404
Other Current Assets	8,997	—	8,997
Total Current Assets	46,118	70,927	117,045

Property, Plant and Equipment, net	38,747	121,878	160,625
Goodwill	26,618	—	26,618
Deferred Taxes	16,394	—	16,394
All Other Assets	39,209	11,333	50,542
TOTAL ASSETS	$167,086	$204,138	$371,224

LIABILITIES
Current Liabilities	$6,581	$—	$6,581
Long Term Debt	90,001	166,335	256,336
Deferred Taxes	—	10,571	10,571
Deferred Revenue	16,098	—	16,098
Rate Incentive Liability	34,659	—	34,659
Other Liabilities	7,380	7,601	14,981
Total liabilities	154,719	184,507	339,226

STOCKHOLDERS EQUITY
Preferred and Common Stock	178	—	178
Treasury Stock	(2,204)	—	(2,204)
Additional Paid In Capital	63,929	19,631	83,560
Retained Earnings	(51,419)	—	(51,419)
Comprehensive Income	1,883	—	1,883
Total Stockholders Equity	12,367	19,631	31,998
TOTAL LIABILITIES AND STOCKHOLDS	$167,086	$204,138	$371,224

US ENERGY SYSTEMS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2005
(Unaudited)
(In thousands, except per share data)

	US Energy Systems Inc before giving consideration to the Ryedale acquisition	Pro Forma impact of the Ryedale acquisition	US Energy Systems, Inc after giving consideration to the Ryedale acquisition

Revenue	$19,620	$4,845	$24,465

Costs and Expenses:
Operating Expenses	9,721	413	10,134
General, Administrative and Other Expenses	6,089	1,327	7,416
Depreciation, Depletion and Amortization	4,611	2,608	7,219
Total Costs and Expenses	20,421	4,348	24,769

(Loss) Income from Operations	(801)	497	(304)

Interest and Dividend Income	4,449	2,380	6,829
Foreign Currency Translation	(2,775)	—	(2,775)
Interest Expense	(10,800)	(14,564)	(25,364)
Loss before Provision of Taxes and Minority Interest	(9,927)	(11,687)	(21,614)

Income Tax Benefit (Expense)	(870)	—	(870)
Minority Interest	1,181	2,454	3,635

Loss from Continuing Operations	(9,616)	(9,233)	$(18,849)

Gain on Disposal of Segment (net of Income Tax)	150	—	150
Extraordinary Gain on Acquisition of Ryedale (net of Income Tax Expense $10,571)	—	19,631	19,631

Net (Loss) Income	(9,466)	10,398	932

Dividends on Preferred Stock	(826)	—	(826)
Net (Loss) Income Applicable to Common Stockholders	$(10,292)	$10,398	$106

Other Comprehensive (Loss) Income:
Net (Loss) Income	$(9,466)	$10,398	$932
Unrealized Loss on Foreign Currency Translation	(131)	—	(131)
Unrealized Gain on Investments	298	—	298
Total Comprehensive (Loss) Income	$(9,299)	$10,398	$1,099

US ENERGY SYSTEMS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2005
(Unaudited)
(In thousands, except per share data)

	US Energy Systems Inc before giving consideration to the Ryedale acquisition	Pro Forma impact of the Ryedale acquisition	US Energy Systems, Inc after giving consideration to the Ryedale acquisition
NET LOSS PER SHARE OF COMMON STOCK:
Net Income (Loss) per share from Continuing Operations - Basic	$(0.85)	$0.84	$(0.01)
Net Income (Loss) per share from Continuing Operations - Basic And Diluted	$(0.85)	$0.50	$0.00
Weighted Average Number of Common Shares Outstanding - Basic	12,356,000	12,356,000	12,356,000
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	12,356,000	20,430,000	20,430,000

US ENERGY SYSTEMS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTHPERIOD ENDED JUNE 30, 2006
(Unaudited)
(In thousands, except per share data)

	US Energy Systems Inc before giving consideration to the Ryedale acquisition	Pro Forma impact of the Ryedale acquisition	US Energy Systems, Inc after giving consideration to the Ryedale acquisition

Revenue	$9,556	$1,537	$11,093

Costs and Expenses:
Operating Expenses	5,050	897	5,947
General, Administrative and Other Expenses	3,943	338	4,281
Depreciation, Depletion and Amortization	2,424	1,286	3,710
Total Costs and Expenses	11,417	2,521	13,938

(Loss) Income from Operations	(1,861)	(984)	(2,845)

Interest and Dividend Income	2,201	1,236	3,437
Foreign Currency Translation	(3,429)	—	(3,429)
Interest Expense	(5,569)	(7,276)	(12,845)
Loss before Provision of Taxes and Minority Interest	(8,658)	(7,024)	(15,682)

Income Tax Benefit (Expense)	2,321	—	2,321
Minority Interest	1,446	1,475	2,921

Loss from Continuing Operations	(4,891)	(5,549)	(10,440)

Extraordinary Gain on Acquisition of Ryedale (net of Income Tax Expense $10,571)	—	19,631	19,631

Net (Loss) Income	(4,891)	14,082	9,191

Dividends on Preferred Stock	(200)	—	(200)
Net (Loss) Income Applicable to Common Stockholders	$(5,091)	$14,082	$8,991

Other Comprehensive (Loss) Income:
Net (Loss) Income	$(4,891)	$14,082	$9,191
Unrealized Loss on Investments (Net of Taxes)	(294)	—	(294)
Total Comprehensive (Loss) Income	$(5,185)	$14,082	$8,897

US ENERGY SYSTEMS, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2006
(Unaudited)
(In thousands, except per share data)

	US Energy Systems Inc before giving consideration to the Ryedale acquisition	Pro Forma impact of the Ryedale acquisition	US Energy Systems, Inc after giving consideration to the Ryedale acquisition
NET LOSS PER SHARE OF COMMON STOCK:
Net Income (Loss) per share from Continuing Operations - Basic	$(0.34)	$0.94	$0.60
Net Income (Loss) per share from Continuing Operations - Basic and Diluted	$(0.34)	$0.61	$0.39
Weighted Average Number of Common Shares Outstanding - Basic	14,912,000	14,912,000	14,912,000
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	14,912,000	22,986,000	22,986,000